                                                                   EXHIBIT 2.1



                            ARTICLES OF INCORPORATION

                                       OF

                                COTEK CORPORATION
                                   ARTICLE I

        The name of this corporation is COTEK CORPORATION.

                                   ARTICLE II

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporation's Code.

                                   ARTICLE III

        The name and address in this State of this corporation's initial agent for service of process is T. Randolph Catanese, Esq., 325 East Hillcrest Drive, Suite 220, Thousand Oaks, California 91360.

                                   ARTICLE IV

        This corporation is authorized to issue only one class of shares, which shall be designated "common" shares. The total authorized number of such shares that may be issued is FIVE MILLION (5,000,000).

Dated: January 14, 1988                     /s/ T. RANDOLPH CATANESE, ESQ.
                                            ------------------------------------
                                            T. Randolph Catanese, Esq.

                           DECLARATION OF INCORPORATOR

        I declare that I am the person who executed the above Articles of Incorporation, and their instrument is my act and deed.

Dated: January 14, 1988                     /s/ T. RANDOLPH CATANESE, ESQ.
                                            ------------------------------------
                                            T. Randolph Catanese, Esq.
                                            Incorporator



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                           [STATE OF CALIFORNIA LOGO]

                              CORPORATION DIVISION


     I, BILL JONES, Secretary of State of the States of California, hereby certify:

     That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.



                      IN WITNESS WHEREOF, I, execute
                         this certificate and affix the Great
                         Seal of the State of California this

                                   Oct 24, 1995
                            ---------------------------------


[SEAL]


                                /s/ BILL JONES

                              Secretary of State

                                    A 380626                        ENDORSED
                                                                     FILED
                                                            In the office of the
                                                              Secretary of State
                                                               of the State of
                                                                  California

                                                                   DEC 6 1989

                                                                MARCH FONG EU,
                                                             Secretary of State


                             CERTIFICATE OF AMENDMENT
                                        OF
                            ARTICLES OF INCORPORATION
                                        OF
                          YARC SYSTEMS CORPORATION, INC.


     TREVOR MARSHALL and HARVEY RAIDER certify that:

     1. They are the President and the Secretary, respectively, of YARC SYSTEMS CORPORATION, INC., a California corporation.

     2.   ARTICLE IV is amended to read as follows:

     "IV: This corporation is authorized to issue only one class of shares, which shall be designated 'common' shares. The total authorized number of such shares that mat be issued is TWENTY FIVE MILLION (25,000,000)."

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment has been duly approved by the required consent of shareholders in accordance with Section 902 of the Corporations Code. The corporation has only one class of shares and the number of outstanding shares is 2,185,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


Dated: November 24th, 1989         /s/ TREVOR MARSHALL
       --------------------        -----------------------------
                                   Trevor Marshall, President


                                   /s/ HARVEY RAIDER
                                   -----------------------------
                                   Harvey Raider, Secretary

                              STATE OF CALIFORNIA
                        OFFICE OF THE SECRETARY OF STATE

                              CORPORATION DIVISION


I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

     That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.



                    IN WITNESS WHEREOF, I execute
                         this certificate and affix the Great
                         Seal of the State of California this

                                    January 5, 1990
                            ---------------------------------


[SEAL]


                              /s/  MARCH FONG EU

                              Secretary of State
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                                                             E N D O R S E D
                                                                F I L E D
                                                           in the office of the
                                                            Secretary of State
                                                               of California
                                                               MAY 27, 1988
                                                               MARCH FONG EU,
                                                            Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                               COTEK, CORPORATION


     1. I, TREVOR G. MARSHALL, being the sole director of COTEK, INC. and there being no shareholders of said corporation at the date hereof, the Articles of Incorporation of COTEK CORPORATION are amended as follows.

     2. BE IT RESOLVED, that the succeeding amendments to the Articles of Incorporation of this corporation are hereby adopted and approved.

                         ARTICLE I is amended to read:
                                  "ARTICLE I.
         The name of this corporation is YARC SYSTEMS CORPORATION, INC.

     3. The foregoing amendment of the Articles of Incorporation has been duly approved by a majority of the existing directors of this corporation.

     The undersigned being the sole director of this corporation declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.

Dated: April 29, 1988



                                                /s/ TREVOR G. MARSHALL
                                                ----------------------
                                                  Trevor G. Marshall

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                              STATE OF CALIFORNIA
                        OFFICE OF THE SECRETARY OF STATE

                              CORPORATION DIVISION


I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

     That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.



                    IN WITNESS WHEREOF, I execute
                         this certificate and affix the Great
                         Seal of the State of California this

                                   June 20, 1988
                            ---------------------------------


[SEAL]


                              /s/  MARCH FONG EU

                              Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                         YARC SYSTEMS CORPORATION, INC.

     TREVOR MARSHALL and GEORGE COX certify that:

     1. They are the Chairman of the Board of Directors and Secretary, respectively, of YARC SYSTEMS CORPORATION, INC., a California corporation.

     2. ARTICLE IV of the Articles of Incorporation is amended to read as follows:

                                   ARTICLE IV

          This Corporation is authorized to issue two classes of shares which shall be designated Common Stock and Preferred Stock, respectively. The total number of shares of Common Stock the Corporation is authorized to issue is 25,000,000, and the total number of shares of Preferred Stock the Corporation is authorized to issue is 15,000,000. Preferred Stock may be issued from time to time in one or more series, and the Board of Directors of the Corporation is hereby authorized to determine the designation of any such series, to fix the number of shares of any such series, and to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock. The Board of Directors is also authorized, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series subsequent to the issue of shares of that series.

          The holders of the Common Stock shall be entitled to one vote per share of Common Stock in the election of directors and upon each other matter coming before any vote of shareholders.



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        3.  The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

        4. The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The Corporation has only one class of shares prior to this amendment and the number of outstanding shares is 9,555,000. The number of shares voting in favor of this amendment equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares (greater than 50%).

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


Dated: August 22, 1992                  /s/ TREVOR MARSHALL
                                        -----------------------------
                                        Trevor Marshall, Chairman
                                        of the Board of Directors


                                        /s/ GEORGE COX
                                        -----------------------------
                                        George Cox, Secretary